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                                    Exhibit 21
                         PIONEER FINANCIAL SERVICES, INC.
                          --------------------------------

       Subsidiary                                       Jurisdiction
       ----------                                       ------------

   1.  Pioneer Life Insurance Company of Illinois       Illinois

   2.  Health and Life Insurance Company of America     Illinois

   3.  National Group Life Insurance Company            Illinois

   4.  Design Securities Corporation formerly           Delaware
       First Pioneer Equity Corporation

   5.  Pioneer Fire & Casualty Insurance Company        Pennsylvania

   6.  Administrators Service Corporation               Illinois

   7.  Association Management Corporation               Illinois

   8.  Network Air Medical Systems, Inc.                Illinois

   9.  National Benefit Plans, Inc.
       formerly National Group Holding
       Corporation                                      Delaware

  10.  Design Benefit Plans, Inc.
       formerly National Group Marketing Corporation    Illinois

  11.  Partners Health Group, Inc. formerly
       Union Capital Corporation                        Delaware

  12.  National Marketing Specialists                   Delaware

  13.  National Business Concepts, formerly
       Design Benefit Plans, Inc. formerly
       National Marketing Corporation                   Illinois

  14.  Target Ad Group, Inc. formerly National
       Benefit Finance, formerly Select Marketing
       Corporation                                      Illinois

  15.  Response Air Ambulance Network, Inc.             Illinois

  16.  National Training Corporation formerly
       NGM Training Corporation formerly
       Educational Communications, Inc.                 Texas

  17.  Direct Financial Services, Inc.                  Illinois

  18.  National Health Services, Inc.                   Wisconsin

  19.  Manhattan National Life Insurance Company        North Dakota

  20.  United Group Holdings of Delaware, Inc.          Delaware

  21.  Advantage Financial Systems, Inc.                Delaware



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  22.  NHS Coordinated Care of Texas, Inc. formerly
       American Managed Care of Texas, Inc.             Texas

  23.  NHS Coordinated Care, Inc.                       Nevada

  24.  Continental Life & Accident Company              Iowa

  25.  Continental Marketing Corporation                Idaho

  26.  Healthcare Review Corporation                    Kentucky